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                                                                   EXHIBIT 10.50

                        AMENDMENT TO EMPLOYMENT AGREEMENT

                                (NEIL E. MARCHUK)

            AMENDMENT dated as of December 16, 2004 (this "Amendment") to EMPLOYMENT AGREEMENT (the "Agreement") dated as of August 16, 2004 by and between TRW Automotive Inc. (the "Company") and Neil E. Marchuk ("Executive").

            WHEREAS, in clarification of the manner in which the Company determines Executive's Annual Bonus, Executive and Company desire to amend the Agreement as set forth;

            In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

            1. Defined Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Agreement.

            2. Amendment to Section 4 of the Agreement. The first sentence of
Section 4 of the Agreement shall be deleted and the second sentence shall be amended to read in its entirety as follows: "Each fiscal year during the Employment Term, Executive shall be eligible to earn an annual bonus award (an "Annual Bonus"), with target and maximum incentive levels equal to 60% and 110%, respectively, of Executive's Base Salary (the "Target Annual Bonus") based upon the achievement of objectives established by the Compensation Committee of the Board of Directors of TRW Automotive Holdings Corp. annually for defined measures of EBITDAP and cash flow and Executive's individual performance. In addition, twenty percent of the Target Annual Bonus will be based on additional factors determined to be relevant by the Compensation Committee, which may include industry-specific and general economic conditions as well as strategic factors."

            3. No Other Amendments; Effectiveness. Except as set forth in this Amendment, the Agreement is ratified and confirmed in all respects. This Amendment shall be effective as of the date hereof.

            4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

            5. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRW Automotive Inc.                          Neil E. Marchuk

      /s/ John C. Plant                             /s/ Neil E. Marchuk
------------------------------------         -------------------------------

By: John C. Plant
Title: President and Chief Executive Officer